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                                                                   EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 and S-3) pertaining to (a) the Stock Option Plan, (b) the 1996 Stock Plan, (c) the 1996 Employee Stock Purchase Plan, and (d) the registration of 712,500 shares of common stock previously issued to be resold by Selling Stockholders of our report dated January 31, 1997, with respect to the financial statements of CompuRAD, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1996.

                                                              ERNST & YOUNG LLP

Tucson, Arizona
March 27, 1997